Exhibit 10.7

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”) is made as of this 29th day of February, 2008 by and between MODIGENE INC., a Nevada corporation (“Employer”), and SHAI NOVIK (“Executive”), and amends that certain Employment Agreement, dated December 14, 2005, between Modigene Inc., a Delaware corporation (“Modigene DE”), and Executive, as amended by that certain First Amendment to Employment Agreement, dated July __, 2006 between Modigene DE and Executive (the “First Amendment”) (as amended, restated, supplemented or modified from time to time, including pursuant to the First Amendment, the “2005 Agreement”).

RECITALS:

A. On May 10, 2007, Modigene DE assigned to Employer, and Employer assumed, all obligations of Modigene DE under the 2005 Agreement and Employer thereby became the “Employer” under the 2005 Agreement.

B. The parties desire to modify certain provisions of the 2005 Agreement concerning the termination of Executive’s employment and Executive’s compensation.

C. Pursuant to Section 7(b) of the 2005 Agreement, the parties desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following amendments to the 2005 Agreement:

AGREEMENT:

1. Amendment to Section 3(a). The first two sentences of Section 3(a) of the 2005 Agreement (as amended by the First Amendment) are hereby deleted and replaced with the following sentence:

“Executive shall receive an aggregate annual minimum base salary at the rate of Two Hundred and Fifty Thousand Dollars ($250,000) payable in equal monthly installments of $20,833.33 or otherwise in accordance with the regular payroll schedule of Employer (as the same may be increased, “Base Salary”), effective January 1, 2008.”

2. Amendment to Section 3(b). The first sentence of Section 3(b) of the 2005 Agreement is hereby deleted and replaced with the following sentence:

Executive shall be eligible to receive an annual cash bonus of up to $85,000, payable within 30 days after the end of the fiscal year of Employer, which shall be based upon performance criteria established by the Board (“Performance Bonus”).

3. Amendment to Section 3. An additional Section 3(k) is hereby added to Section 3 as follows:

(k) Car. Employee shall be entitled to use a Company car (Mazda 6 or a car of equivalent class, as shall be determined by the Employer) pursuant to the terms and conditions of the Employer’s car policy as shall be adopted by Employer and may be amended by Employer from time to time (the “Car Policy”). Employer shall gross up Employee’s Base Salary with any tax liability incurred with respect to the car’s “value equivalent” (the value of the car usage) for tax purposes as updated from time to time. Subject to applicable law, in the event that Employee fail to timely pay any fines, penalties, costs or other obligations in respect of the car (excluding any costs and payments which are borne by Employer pursuant to the terms of the Car Policy), Employer shall be entitled to pay such fines, penalties, costs or other obligations and to deduct such costs from Employee’s Base Salary. Employee shall be eligible to use his personal car instead of a Company Car, and elect to receive monthly cash payment in lieu of such Company Car, as long as the total cost to Employer shall be the same as if such Company Car is provided to the Executive by the Employer.

4. Revised Notification under Israeli Law. In the event that the Base Salary is increased pursuant to Section 3 of the 2005 Agreement, Employer agrees to deliver to Employee, and both parties agree to sign, a revised Notification to Employee of Employment Conditions (in the form attached to the 2005 Agreement), reflecting such increase.

5. Effectiveness. The amendments to the 2005 Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment, without any further action required by the parties hereto.

6. The Agreement. All references in the 2005 Agreement to the term “Agreement” shall be deemed to refer to the 2005 Agreement referenced in, and as amended by, the First Amendment and as further amended by this Amendment.

7. Amendment and 2005 Agreement to be Read Together. This Amendment amends and is part of the 2005 Agreement, and the 2005 Agreement and this Amendment shall henceforth be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2005 Agreement shall remain in full force and effect.

8. Headings. Headings used in this Amendment are for convenience only and shall not affect the construction or interpretation of the 2005 Agreement or this Amendment.

9. Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

EMPLOYER:	EXECUTIVE:

MODIGENE INC.

By:
Name:	Shai Novik
Title:

Notice Address:

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